UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2017, Destination XL Group, Inc. (the “Company”) entered into a letter agreement with Prescott Group Capital Management, L.L.C. and its Affiliates and their Associates, as defined therein (collectively “Prescott”) (the “Letter Agreement”).

Among other things, pursuant to the Letter Agreement, Prescott (a current stockholder of the Company) agreed, without prior written consent from the Company, not to acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise (i) any additional common stock of the Company or direct or indirect rights to acquire common stock of the Company, such that Prescott collectively would beneficially own, for purposes of Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder, after giving effect to such acquisition, in excess of 15% of the amount of the issued and outstanding common stock of the Company or (ii) any assets of the Company or any subsidiary thereof or any successor to or person in control of the Company.

Further, except as among itself, Prescott agrees not to form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with the foregoing.

The foregoing description of the Letter Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1	Letter Agreement between the Company and Prescott Group Capital Management, L.L.C., et al, dated December 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	December 8, 2017	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, General Counsel and Secretary

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